UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: June 24, 2011


                                   30DC, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          MARYLAND                     814-00708                16-1675285
          --------                     ---------                ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)

                 80 BROAD STREET, 5TH FLOOR, NEW YORK, NY 10004
             -------------------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (212) 962-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

                  SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (A) FINANCIAL STATEMENTS. The following is a complete list of financial statements filed as part of this Report.

               30DC, Inc. Audited Financial Statements for the Years Ended June 30, 2010 and 2009

                                   30DC, INC.
                       JUNE 30, 2010 FINANCIAL STATEMENTS


                                      INDEX


 PAGE 1           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 PAGE 2           BALANCE SHEETS

 PAGE 3           STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

 PAGE 4           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

 PAGE 5           STATEMENTS OF CASH FLOWS

 PAGE 6           NOTES TO FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders of 30DC Inc.

We have audited the accompanying balance sheet of 30DC Inc. (the "Company") as of June 30, 2010 and the related statements of operations and comprehensive income (loss), changes in stockholders' deficiency and cash flows for the year then ended. We have also audited the combined balance sheet of 30DC Inc., 30 Day Challenge and Immediate Edge as of June 30, 2009 and the related combined statements of operations and comprehensive income (loss), changes in stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 30DC Inc., as of June 30, 2010 and the results of its operations and its cash flows for the year then ended and the combined financial position of 30DC Inc., 30 Day Challenge and Immediate Edge as of June 30, 2009 and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Marcum LLP

New York, NY
June 24, 2011

                                                             30DC, INC.
                                                           Balance Sheets

                                                                                                June                   June
                                                                                              30, 2010               30, 2009
                                                                                                                     Combined
                                                                                           ----------------     --------------------

Assets

Current Assets
         Cash and Cash Equivalents                                                         $        28,405      $            26,415
         Accrued Commissions Receivable                                                             66,705                   35,309
         Stock Subscriptions Receivable                                                                  -                      120
         Deferred Financing Costs                                                                    7,500                        -
                                                                                           ----------------     --------------------

                 Total  Current Assets                                                             102,610                   61,844

Property and Equipment, Net                                                                        111,516                   99,373
                                                                                           ----------------     --------------------

                 Total Assets                                                              $       214,126      $           161,217
                                                                                           ================     ====================


Liabilities and Stockholders' Deficiency

Current Liabilities

         Accounts Payable                                                                  $       272,438      $           305,023
         Accrued Expenses and Refunds                                                              248,319                   36,527
         Deferred Revenue                                                                          278,118                   46,408
         Private Placement Subscriptions Received                                                  501,590                        -
         Due to Related Parties                                                                    202,380                        -
                                                                                           ----------------     --------------------

                 Total Current Liabilities                                                       1,502,845                  387,958
                                                                                           ----------------     --------------------

                 Total Liabilities                                                               1,502,845                  387,958
                                                                                           ----------------     --------------------

Stockholders' Deficiency

         Preferred Stock, Par Value $0.0001, 5,000,000 authorized, -0- issued                            -                        -
         Common Stock, Par Value $0.0001, 25,000,000 authorized, 4,620,000                             462                      120
                 and 1,200,000 issued and outstanding respectively
         Accumulated Deficiency                                                                 (1,267,389)                (203,661)
         Accumulated Other Comprehensive Loss                                                      (21,792)                 (23,200)
                                                                                           ----------------     --------------------

                 Total Stockholders' Deficiency                                                 (1,288,719)                (226,741)
                                                                                           ----------------     --------------------

Total Liabilities and Stockholders' Deficiency                                             $       214,126      $           161,217
                                                                                           ================     ====================





  The accompanying notes are an integral part of the financial statements.

                                   30DC, INC.
            Statements of Operations and Comprehensive Income (Loss)
                              Years Ended June 30,



                                                    2010            2009
                                                                  Combined
                                               ---------------  -------------

Revenue

     Commissions                               $     738,842    $   692,601
     Subscription Revenue                            762,873        785,187
     Products and Services                           154,123              -
     License Revenue                                  19,621              -
     Seminars and Mentoring                          327,097        193,352
                                               ---------------  -------------

                 Total Revenue                     2,002,556      1,671,140

Operating Expenses                                 3,030,052      1,243,178
                                               ---------------  -------------

Operating Income (loss)                           (1,027,496)       427,962

Other Income (Expense)

     Foreign Currency Transaction Loss               (39,986)       (17,232)
     Gain on Sale of Property and Equipment            4,096              -
                                               ---------------  -------------

                 Total Other Income (Expense)        (35,890)       (17,232)

Net (Loss) Income                                 (1,063,386)       410,730

Foreign Currency Translation Income (Loss)             1,408        (35,218)
                                               --------------  -------------

Comprehensive (Loss) Income                    $  (1,061,978)   $   375,512
                                               ===============  =============


















    The accompanying notes are an integral part of the financial statements.

                                                             30DC, INC.
                                     Statements of Changes in Stockholders' Equity (Deficiency)

                                                                                    ACCUMULATED                            TOTAL
                                                                                       OTHER                           STOCKHOLDERS'
                                              COMMON STOCK           ADDITIONAL    COMPREHENSIVE      ACCUMULATED          EQUITY
                                          SHARES       PAR VALUE   PAID IN CAPITAL INCOME (LOSS)      (DEFICIENCY)      (DEFICIENCY)
                                          ------       ---------   --------------- -------------      ------------      ------------
Balance - July 1, 2008 Combined                   -    $     -     $        -      $     12,018       $    83,798       $    95,816

        Net Income                                                                            -           410,730           410,730

        Foreign currency translation                                                    (35,218)                            (35,218)

        Distributions to Owners                                                                          (698,189)         (698,189)

        Issuance of Common Stock          1,200,000        120                                -                                 120
                                       -------------   ---------   --------------- --------------     --------------    ------------

Balance - June 30, 2009 Combined          1,200,000    $   120     $       -       $    (23,200)      $  (203,661)      $  (226,741)

        Net Loss                                                                              -        (1,063,386)       (1,063,386)

        Foreign currency translation                                                      1,408                               1,408

        Issuance of Common Stock          3,420,000        342                                               (342)                -
                                       -------------   ---------   --------------- ---------------    --------------    ------------

Balance - June 30, 2010                   4,620,000    $   462     $       -       $    (21,792)      $(1,267,389)      $(1,288,719)
                                       =============   =========   =============== ===============    ==============    ============






























    The accompanying notes are an integral part of the financial statements.

                                   30DC, INC.
                            Statements of Cash Flows
                              Years Ended June 30,

                                                                                      2010                   2009
                                                                                                           Combined
                                                                                 ----------------     --------------------


Cash Flows from Operating Activities:
     Net (Loss) Income                                                           $    (1,063,386)     $           410,730

     Adjustments to Reconcile (Loss) Net Income
     to Net Cash (Used In) Proviced By Operations
         Depreciation                                                                     61,669                   42,688
         Gain on Sale of Property and Equipment                                           (4,096)                       -

     Changes in Operating Assets and Liabilities
         Accrued Commissions Receivable                                                  (29,686)                 (19,787)
         Accounts Payable                                                                (47,378)                 305,022
         Accrued Expenses and Refunds                                                    210,020                   36,527
         Deferred Revenue                                                                230,561                   36,006
         Due to Related Parties                                                          202,380                        -
                                                                                 ----------------     --------------------

                     Net Cash (Used in) Provided by Operating Activities                (439,916)                 811,186
                                                                                 ----------------     --------------------

Cash Flows from Investing Activities
         Purchases of Property and Equipment                                             (89,043)                 (74,542)
         Proceeds From Sale of Property and Equipment                                     23,795                        -
                                                                                 ----------------     --------------------

                     Net Cash Used in Investing Activitities                             (65,248)                 (74,542)
                                                                                 ----------------     --------------------

Cash Flows from Financing Activities
         Sale of common stock                                                                  -                      120
         Stock Subscriptions Receivable                                                      120                     (120)
         Payment of Deferred Financing Costs                                              (7,500)                       -
         Private Placement Subscriptions Received                                        501,590                        -
         Distributions to Owner                                                                -                 (698,190)
                                                                                 ----------------     --------------------

                     Net Cash Provided by (Used in) Financing Activities                 494,210                 (698,190)
                                                                                 ----------------     --------------------

Effect of Foreign Exchange Rate Changes on Cash                                           12,944                  (22,617)
                                                                                 ----------------     --------------------

Increase in Cash                                                                           1,990                   15,837
Cash - Beginning of Year                                                                  26,415                   10,578
                                                                                 ----------------     --------------------

Cash - End of Year                                                               $        28,405      $            26,415
                                                                                 ================     ====================










    The accompanying notes are an integral part of the financial statements.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
---------------------------------------------------------

30DC, Inc. ("30DC" or "the Company") was incorporated on October 17, 2008 in the state of Delaware, as a holding company, for the purpose of building, acquiring and managing international web-based sales and marketing companies. On July 15, 2009, 30DC completed the acquisitions of the Business and Assets of 30 Day Challenge ("30 Day") and Immediate Edge ("Immediate"). 30 Day was acquired from the Marillion Partnership and Edward Wells Dale, both of Victoria, Australia, in consideration for the issuance of 2,820,000 shares of Common Stock of the Company. Immediate was acquired from Dan Raine of Cheshire, United Kingdom, in consideration for the issuance of 600,000 shares of Common Stock of the Company. The acquired businesses were sold subject to specific liabilities which included accounts payable, accrued expenses and deferred revenue. The acquisitions were pursuant to an agreement dated November 14, 2008. Mr. Dale and Mr. Raine were part of the founding group of shareholders of 30DC and in conjunction with the acquisitions, Mr. Dale was named the Chief Executive Officer of 30DC.

30DC offers Internet marketing services and related training that help Internet companies in operating their businesses. 30DC's core business units are 30 Day and Immediate. 30 Day, with more than 90,000 active online participants, offers a free e-commerce training program year round along with an online education subscription service and periodic premium live seminars that are targeted to experienced Internet business operators. Immediate is an online educational program subscription service offering high-end Internet marketing instruction and strategies for experienced online ecommerce practitioners. Other revenue streams include sales of instructional courses and software tools related to Internet marketing and from commissions on third party products sold via introduction to the 30DC customer base of active online participants and subscribers which are referred to as affiliate marketing commissions. The Company's assets consist primarily of property and equipment and internally developed intangible property such as domain names, websites, customer lists, trademarks, copyrights and goodwill.

In accordance with the provisions of Accounting Standards Codification ("ASC") 805, "Business Combinations", the acquisitions of 30 Day and Immediate were accounted for as transactions between entities under common control, whereby the acquired assets and liabilities of 30 Day and Immediate were recognized in the financial statements at their carrying amounts and the acquisitions are reflected in the accompanying financial statements for the year ended June 30, 2010 as if they occurred as of the beginning of the period. In addition, the financial statements presented for the comparative period ending June 30, 2009, labeled "Combined", represent the combined financial statements of 30DC, 30 Day and Immediate, with the elimination of all significant inter-entity balances and transactions, including commission revenue earned by 30 Day from Immediate of approximately $21,000. 30 Day and Immediate were unincorporated entities and as such their owners received distributions rather than compensation from these entities and these entities did not have liability for entity level taxes.

LIQUIDITY

During the year ended June 30, 2010, the Company used $439,916 in cash for operations which included payments for bonuses to Marillion, 23V and Raine Ventures as further described in Note 10 plus costs related to preparing the Company's financial records along with travel and professional fees in preparation for the transaction with Infinity Capital Group, Inc. ("Infinity") which resulted in the Company becoming publicly traded. This cash used in operations was funded by subscriptions received from the Company's private placement ("PPM").

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010


For the year ending June 30, 2011, the bonus amounts to Marillion and Raine Ventures will be significantly lower since they are to be compensated by their contractual amounts subsequent to the September 10, 2010 transaction with Infinity (further described in Note 11) which will result in less cash being required for operations. Additionally, $200,000 of the amount reflected as due to related parties at June 30, 2010 was subsequently settled in full for common shares of the Company. As also described in Note 11, the Company raised an additional $382,800 in subscriptions from the PPM to fund cash required for operations and corporate expenses. We anticipate these actions as well as continued operations will provide the Company with continued cash flows to sustain operations for the near future.

However, as the Company continues to seek additional funds, there can be no assurance that any additional funds will be available to cover expenses as they may be incurred. If the Company is unable to raise additional capital or encounters unforeseen circumstances, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its operations, suspending the pursuit of its business plan and controlling overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------

PROPERTY AND EQUIPMENT

Equipment is recorded at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to operations as incurred. Asset and related accumulated depreciation amounts are relieved from the accounts for retirements or dispositions. Depreciation on equipment is computed using the straight-line method. Estimated useful lives of three to ten years are used for equipment, while leasehold improvements are amortized, using the straight line method, over the shorter of either their economic useful lives or the term of the leases.

REVENUE RECOGNITION

The Company generally applies revenue recognition principles in accordance with ASC 605, "Revenue Recognition". Accordingly, revenue is generally recognized when persuasive evidence of an agreement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability is reasonably assured.

The Company generates revenues in five categories, (i) commissions, (ii) seminars and mentoring (iii) subscriptions (iv) products and services and (v) licensing. Commissions are all affiliate marketing commissions generated when a customer is referred to a third-party via the Internet and the customer makes a purchase, which is paid for at the time of purchase. Revenue from commissions is recognized when the customer purchase is made from the third-party. Seminars and mentoring are educational in nature. Seminars are live events held in different cities throughout the world where customers will pay a fee to attend what is typically a three-day event. Seminar fees are paid in advance and classified as deferred revenue until the seminar is held. Mentoring services are offered over a period of time, typically a one-year period. Fees for mentoring are paid in advance and mentoring revenue is recognized ratably over the period of service. All subscription revenue is from monthly online subscriptions for information on Internet marketing. All subscriptions are paid in advance and subscription revenue is recognized ratably over the term of the subscription. Products and services revenues are from sales of online educational courses and productivity tools which customers use in their Internet marketing businesses. Revenue from products and services is recognized when the customer purchase is made. License revenue is generated when the Company sells a vendor's product without taking ownership or title to the product. License revenue is recorded net of any payments to the related vendors. Deferred revenue consists of the unearned

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010

portion of subscription payments, seminar fees and mentoring revenue as of the financial statement date. Deferred revenue was $278,118 and $46,408 at June 30, 2010 and 2009, respectively.

EQUITY-BASED PAYMENTS TO NON-EMPLOYEES

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC 505-50, "Equity-Based Payments to Non-Employees", which requires that such equity instruments are recorded at their fair value on the measurement date, with the measurement of such compensation being subject to periodic adjustment as the underlying equity instruments vest.

FOREIGN CURRENCY TRANSLATION AND REMEASUREMENT

The functional currency of the Company's 30 Day Challenge division is the Australian dollar. All other Company operations use the United States dollar as their functional currency. Under ASC 830 "Foreign Currency Matters", functional currency assets and liabilities are translated into the reporting currency, US Dollars, using period end rates of exchange and the related translation adjustments are recorded as a separate component of accumulated other comprehensive income. Functional statements of operations amounts expressed in functional currencies are translated using average exchange rates for the respective periods. Re-measurement adjustments and gains or losses resulting from foreign currency transactions are recorded as foreign exchange gains or losses in the Statement of Operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect certain reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Significant estimates in these financial statements are the estimated useful lives used to calculate depreciation of property and equipment and the estimate of the Company's future taxable income used to calculate the Company's deferred tax valuation allowance. The Company evaluates all of its estimates on an on-going basis.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued ASU 2010-09, "Subsequent Events (Topic 855) - Amendments to Certain Recognition and Disclosure Requirements." ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance.

In June  2009 the FASB  issued  ASC 860,  formerly  SFAS  166,  "Accounting  for
Transfers of financial Assets -- an amendment of FASB Statement No. 140". ASC 860 eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor's interest in transferred financial assets. ASC 860 became effective April 1, 2010. The adoption of this pronouncement did not have a material impact on the Company's financial position and results of operations.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010

In June 2009 the FASB issued ASC 810, formerly SFAS 167, "Amendments to FASB Interpretation No. 46(R)" (ASC 810). ASC 810 eliminates Interpretation 46(R)'s exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. ASC 810 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity's status as a variable interest entity, a company's power over a variable interest entity, or a company's obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)'s provisions. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. ASC 810 became effective April 1, 2010. The adoption of this pronouncement did not have a material impact on the Company's financial position and results of operations.

In August 2009, the FASB issued Accounting Standards Update 2009-05 which includes amendments to Subtopic 820-10, Fair Value Measurements and Disclosures, Measuring Liabilities at Fair Value, which applies to liabilities measured at fair value. The update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update. The amendments in this update clarify that a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this standard did not have a material impact on the Company's financial position and results of operations.

The FASB has published FASB Accounting Standards Update 2009-13, Revenue Recognition (Topic 605)-Multiple Deliverable Revenue Arrangements, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in Subtopic 605-25, Revenue Recognition-Multiple-Element Arrangements, for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. FASB Accounting Standards Update 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

The FASB has issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. ASU 2010-06 amends Codification Subtopic 820-10 and now requires a reporting entity to use judgment in determining the appropriate classes of assets and liabilities and to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. As this standard relates specifically to disclosures, the adoption did not have an impact on the Company's financial position and results of operations.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010

In March 2010, the FASB issued ASU No. 2010-17, Revenue Recognition-- Milestone Method (Topic 605): Milestone Method of Revenue Recognition. This standard provides that the milestone method is a valid application of the proportional performance model for revenue recognition if the milestones are substantive and there is substantive uncertainty about whether the milestones will be achieved. Determining whether a milestone is substantive requires judgment that should be made at the inception of the arrangement. To meet the definition of a substantive milestone, the consideration earned by achieving the milestone (1) would have to be commensurate with either the level of effort required to achieve the milestone or the enhancement in the value of the item delivered, (2) would have to relate solely to past performance, and (3) should be reasonable relative to all deliverables and payment terms in the arrangement. No bifurcation of an individual milestone is allowed and there can be more than one milestone in an arrangement. The new standard became effective for interim and annual periods beginning on or after June 15, 2010. The adoption of this standard did not have a material impact on the Company's financial position and results of operations.

The FASB has issued ASU 2010-29, BUSINESS COMBINATIONS (TOPIC 805): DISCLOSURE OF SUPPLEMENTARY PRO FORMA INFORMATION FOR BUSINESS COMBINATIONS. This amendment affects any public entity as defined by Topic 805, Business Combinations that enters into business combinations that are material on an individual or aggregate basis. The comparative financial statements should present and disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The adoption of this standard did (did not) have a material impact on the Company's financial position and results of operations (describe material impact).

In May 2011, the FASB issued ASU 2011-04,  Fair Value  Measurement  (Topic 820):
Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and International Financial Reporting Standards. While many of the amendments to U.S. GAAP are not expected to have a significant effect on practice, the new guidance changes some fair value measurement principles and disclosure requirements. Adoption of ASU 2011-04 is not expected to have a significant impact on the Company's financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

NOTE 3.  PRIVATE PLACEMENT SUBSCRIPTIONS RECEIVED
-------------------------------------------------

Beginning in July 2009, 30DC received $501,590 under a Private Placement Memorandum ("PPM") for which a closing did not occur and the funds were considered to be interest free loans pending closing. This amount is included as Private Placement Subscriptions Received in the liability section of the Balance Sheet at June 30, 2010. Pursuant to an agreement with the subscribers, the $501,590 became part of 30DC's August 2010 PPM and was including in the first closing on September 22, 2010 (see note 11).

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010

NOTE 4.  RELATED PARTY TRANSACTIONS
-----------------------------------

The Company entered into three-year Contract For Services Agreements commencing July 2009 with the Marillion Partnership ("Marillion") for services which includes Mr. Edward Dale acting as the Company's Chief Executive Officer, with 23V Industries, Ltd. ("23V") for services which include Mr. Dan Raine acting as the Company's Vice President of Business Development and with Jesselton, Ltd. ("Jesselton") for services which include Mr. Clinton Carey acting as the Company's Chief Operating Officer. Effective April 1, 2010, Raine Ventures, LLC ("Raine Ventures") replaced 23V Industries, Ltd in providing consulting services to the Company which include Mr. Raine acting as the Company's Vice President of Business Development. These agreements are non-cancelable by either party for the initial two years and then with six months' notice by either party for the duration of the contract. Mr. Dale and Mr. Carey are directors of the Company, Mr. Dale and Marillion hold majority interest in the Company's outstanding common stock and Mr. Raine is the beneficial owner of greater than 10% of the Company's outstanding common stock. Marillion Partnership is owned by affiliates of Mr. Dale. 23V and Raine Ventures are owned 100% by Mr. Raine.

Cash remuneration under The Marillion and Raine Ventures agreements is $250,000 per year and $200,000 under the Jesselton agreement. If in any year starting from the commencement date, revenues of 30DC, Inc. doubles, compared to the preceding year, then a bonus equal to 50% of cash remuneration will be due in shares of 30DC, Inc. as additional compensation. This threshold was not achieved for the fiscal year ending June 30, 2010.

During the term of the agreements, Marillion, Jesselton and Raine Ventures are prohibited from engaging in any other business activity that competes with 30DC, Inc. without written consent of the 30DC, Inc. Board of Directors.

In July, 2009 when 30DC acquired 30 Day and Immediate, Messrs. Dale and Carey signed executive services agreements with the Company and Mr. Raine signed a consulting services agreement with the Company. Pursuant to the agreements with Marillion, Jesselton and 23V (effective April 1, 2010 Raine Ventures replaced
23V), the contract for services agreements memorialized the preexisting contractual relationship and formally set the terms and conditions between the parties from July 1, 2009 and all prior understandings and agreements - oral or written were merged therein, including the respective executive services and consulting services agreements. All compensation under the contract for services agreements is identical with the respective executive services and consulting agreements. Where applicable under local law, all payroll and other taxes are the responsibility of Marillion, Jesselton, 23V and Raine Ventures and they have provided the Company with indemnification of such taxes which under the prior contracts may have been a liability of the Company. The parties acknowledged that the effective date of the agreements relates back to the contractual relationship between the parties.

30DC's Board of Directors approved a bonus to Marillion based upon the net cash flow of the Company's 30 Day Challenge division and a bonus to Raine Ventures based upon the net cash flow of the Company's Immediate Edge division (formerly Immediate) until such time as 30DC had completed a merger or public stock listing, which occurred on September 10, 2010 (see Note 11). For the year ended June 30, 2010 the bonus for Marillion was $496,714 and total compensation was $746,714, the bonus for 23V was $154,014 and total compensation was $341,514 and the bonus for Raine Ventures (successor to 23V) was $57,941 and total compensation was $120,411, all of which were included in Operating Expenses in the Statement of Operations. Subsequent to the September 10, 2010 merger, Marillion and Raine Ventures will be paid in accordance with their contracted amounts.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010

Due to related party of $202,380 includes $200,000 due to Jesselton under their contract for services agreement. Jesselton has agreed to receive this amount in restricted common shares of the Company.

30 Day earned commissions of $21,000 from Immediate during the year ended June 30, 2009 which has been eliminated in the 30 Day and Immediate combined Statement of Operations.

During the year ended June 30, 2009 Mr. Dale and entities affiliated with him were paid $272,787 in owner's distributions by 30 Day and Mr. Raine was paid $425,402 in owner's distributions by Immediate.

NOTE 5.  PROPERTY AND EQUIPMENT
-------------------------------

Property and equipment consists of the following at June 30, 2010 and 2009:


                                                        2010          2009
                                                    -----------    ----------
        Computer and Audio Visual Equipment         $  339,630       264,461
        Office equipment and Improvements               53,129        50,671
                                                    -----------    ----------
                                                       392,759       315,132
        Less: Accumulated Depreciation
        and Amortization                              (281,243)     (215,759)
                                                    -----------    ----------

                                                    $  111,516     $  99,373

Depreciation and amortization expense was $61,669 for the year ended June 30, 2010 and $42,688 for the year ended June 30, 2009.

Property and equipment, net are stated in the functional currency of each branch of the Company and where applicable are translated to the reporting currency of the US Dollar at each period end. Accordingly, property and equipment, net is subject to change as a result of changes in foreign currency exchange rates.

NOTE 6.  INCOME TAXES
---------------------

The Company's income tax provision (benefit) consists of the following:


                                                     Year Ended
                                                    June 30, 2010
                                                    --------------
Federal

         Current                                    $           -
         Deferred                                        (359,800)

State and local

         Current                                                -
         Deferred                                               -

Change in valuation allowance                            (359,800)
                                                    --------------
Income tax provision (benefit)                      $           -
                                                    ==============

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010

Deferred taxes are provided for the tax effects of temporary differences between the financial reporting basis and the tax basis of assets and liabilities. Significant temporary differences at June 30, 2010 are as follows:

                                                                Year Ended
                                                              June 30, 2010
                                                              ---------------
Deferred tax asset:
       Net operating loss carryforward                        $      274,100
       Depreciation                                                   17,700
       Accrued related party contractor fees                          68,000
                                                              ---------------
   Total Deferred Tax Asset                                          359,800
   Less valuation allowance                                         (359,800)
                                                              ---------------
Total net deferred tax asset                                  $            -
                                                              ===============

The following is a reconciliation of the U.S. tax statutory income tax rate to the effective tax rate from continuing operations:

                                                                    Year Ended
                                                                  June 30, 2010

U.S. statutory rate                                                   (34.0%)
State and local taxes net of federal benefit                            0.0
Change in valuation allowance                                          32.0
Unincorporated Entities - Not Subject To Entity Level Tax               0.0
Other Permanent differences                                             2.0
                                                                  --------------

Effective income tax rate                                              (0.0%)
                                                                  ==============

The Company applies the provisions of ASC 740, which prescribes the recognition and measurement criteria related to tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. The Company has concluded that it is more likely than not that the Company will not be able to realize all of its tax benefits and therefore a valuation allowance of approximately $359,800 has been established. For the year ended June 30, 2010 and June 30, 2009, the change in valuation allowance was $359,800 and $0 respectively.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecoginition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local and foreign jurisdictions. Based on the Company's evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company's financial statements. The evaluation was performed for the 2008, 2009 and 2010 tax years, which are subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010

The Company's policy for recording interest and penalties associated with uncertain tax positions is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or years ended June 30, 2010 and 2009. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

As a corporation formed in the United States, the Company is subject to the United States corporation income tax on worldwide net income. Since majority ownership of the Company's shares are held by Australian residents, the Company is deemed to be an Australian resident corporation and is subject to Australian corporate income tax on worldwide net income. Corporate income taxes paid to Australia will generally be available as a credit against United States corporation income tax. The Company did not have nexus to any individual state in the United States and accordingly no deferred tax asset has been recognized for state taxes. Australia does not have any state corporation income tax. Future changes in Company operations might impact the geographic mix which could affect the Company's overall effective tax rate.

For the years ended June 30, 2010 and June 30, 2009, the Company had approximately $806,100 and $0 of U.S. federal net operating loss carryovers, respectively which expire in 2031. The U.S. net operating loss carryovers may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% change in ownership in the future as determined under the regulations.

As noted above, the year ended June 30, 2009 represents the combined financial statements of 30DC, 30 Day and Immediate. During 2009, 30DC had limited operations and 30 Day and Immediate were unincorporated entities which were not subject to tax provision; accordingly no provision for income taxes is reflected for that period.

The Company is in the process of filing all U.S. tax returns since its inception in 2008. The Company believes no material tax balance is due for all tax returns which have not yet been filed.

NOTE 7.  REVENUE CONCENTRATION
------------------------------

For the year ended June 30, 2010, the Company earned revenue from one customer representing approximately 12% of total revenues. For the year ended June 30, 2009 two customers exceeded 10% of combined total revenues with the individual totals of approximately 12% and 11% for a total of approximately 23%.

NOTE 8. STOCKHOLDERS' EQUITY
----------------------------

COMMON STOCK

In July 2009 the Company issued 2,820,000 shares for the asset acquisition of 30 Day and 600,000 shares for the asset acquisition of Immediate.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010

Details of common shares outstanding at June 30, 2010 are as follows:

                                                                Shares
                                                              ---------
Common shares outstanding, July 1, 2009                       1,200,000
Issuance of shares for acquisitions                           3,420,000
                                                              ---------
Common shares outstanding, June 30, 2010                      4,620,000
                                                              =========

The asset acquisitions were accounted for as common control transactions and the historical accounting of each of the acquired businesses were merged as of July 2009. The stockholders' equity of the Company includes the historical deficits of 30Day and Immediate.


NOTE 9.  COMMITMENTS AND CONTINGENCIES
--------------------------------------

On December 8, 2009, the Company signed a contract with Cameron Associates, an investor relations firm, effective January 1, 2010, with a term of one year, which calls for $5,000 per month of cash compensation and the issuance of a total of 50,000 shares of the Company's Common Stock, to be adjusted for any recapitalization that may occur during the period of the contract, based on a schedule that also equates to the vesting pattern of the shares. Subsequent to the Infinity transaction (see Note 11), the total number of shares due adjusted to 660,000. As of June 30, 2010, 37,500 of the shares were vested and due to Cameron and the $79,125 value of the shares is included in Operating Expenses in the Statement of Operations and Accrued Expenses and Refunds in the Balance Sheet.

In February 2010, 30DC engaged Prestige Financial Center, Inc. ("Prestige") a registered Broker Dealer to provide investment banking and advisory services to the Company. Upon execution of the contract, the Company paid Prestige a $25,000 nonrefundable due diligence and retainer fee. Under terms of the contract as revised in June 2010, Prestige is due a reverse merger fee of an option to purchase at least 1% of the Company's outstanding common shares at the completion of a reverse merger with a publicly-traded company at an exercise price of $0.001 per share. Other terms include a 10% cash financing fee and warrants equal to 7% for capital (as defined under the agreement to exclude certain funding sources) raised during the term of the agreement along with a 5% acquisition fee for any completed acquisitions which Prestige introduced to the Company. The Prestige agreement had an initial term of six months and was automatically renewable, however, the agreement can be canceled at any time after the initial six months. The Company and Prestige entered into a release agreement dated October 28, 2010 under which Prestige will receive 675,314 shares of the Company's restricted stock and both parties released each other from any other claims.

In June 2010, the Company signed a contract with Imperial Consulting Network ("ICN") for ICN to provide the Company with services to include ongoing research coverage, update reports, corporate profiles, coverage announcements for newswires as well as inclusion in a direct mail magazine and corporate profile television program. Compensation to ICN under the agreement was to include up to a maximum of approximately 2,200,000 warrants to purchase common shares of the Company at exercise prices ranging from $0.0001 to $0.93 per share. Pursuant to the agreement, because certain milestones were not met, the Company had the right, which it exercised, to repurchase most of the warrants for $0.0001 per warrant with the net effect that ICN will have 161,163 warrants with an exercise price of $0.0001 per share as full and complete compensation under the contract.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010


NOTE 10.  OPERATING EXPENSES
----------------------------

Operating Expenses consist of the following:

                                           Year Ended         Year Ended
                                         June 30, 2010      June 30, 2009
                                         =============      =============

Related Party Contractor Fees Base
       Compensation (1) (2)              $   700,000         $          -
Related Party Contractor Fees Bonus
       Compensation (1) (3)                  708,669
Independent Contractors                      600,521              344,989
Professional Fees                            387,003              346,732
Travel Expenses                              240,283              253,559
Other Operating Costs                        393,576              297,998
                                         ============        =============

Total Operating Expenses                 $ 3,030,052         $  1,243,178
                                         ============        =============
------------------------
(1) Related party contractors include Marillion which provides services to the Company including Edward Dale to act as Chief Executive Officer of the Company, 23V and Raine Ventures which provides services to the Company including for Dan Raine to act as Vice President for Business Development and Jesselton, Ltd. which provides services to the Company including Clinton Carey serving as Chief Operating Officer of the Company.

(2) During the period ended June 30, 2009, 30 Day and Immediate operated as non-incorporated entities and did not pay compensation to their owners. The owners received distributions of $698,189.

(3) 30DC's Board of Directors approved a bonus to Marillion based upon the net cash flow of the Company's 30 Day Challenge division (formerly 30
         Day) and a bonus to 23V and Raine Ventures based upon the net cash flow of the Company's Immediate Edge division (formerly Immediate) until such time as 30DC had completed a merger or public stock listing which occurred on September 10, 2010.

NOTE 11.  SUBSEQUENT EVENTS
---------------------------

On September 10, 2010, shareholders of 30DC exchanged 100% of their 30DC shares for 60,984,000 shares of Infinity Capital Group, Inc. ("Infinity"), a publicly traded company which trades over the counter ("OTC") on the OTCQB market operated by Pink OTC Markets, Inc. The OTCQB is a relatively new market for companies registered and reporting with the U.S. Securities and Exchange Commission or a U.S. banking or insurance regulator. 30DC, Inc. became a wholly owned subsidiary of Infinity Capital Group, Inc. which has subsequently changed its name to 30DC, Inc. After the share exchange, the former shareholders in 30DC, Inc. held approximately 90% of the outstanding shares in Infinity and the officers of 30DC, Inc. became the officers of Infinity. 30DC was the accounting acquirer in the transaction and its historical financial statements will be the historical financial statements. Infinity's operations were discontinued and subsequent to the transaction will be accounted for as discontinued operations.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2010



In August 2008, 30DC, Inc. had contracted with two consultants to advise on the process which resulted in completion of the share exchange. Compensation to the consultants was contingent on completion of the share exchange or a similar transaction. With completion of the share exchange, $250,000 was owned to Jesselton, Ltd, a consulting firm which Mr. Clinton Carey, Chief Operating Officer of 30DC is associated with, and $250,000 Australian Dollars, equivalent to $231,050, was owed to the other consultant. The Company paid half of these amounts with a total of 925,097 restricted shares of the Company's common stock and will pay the remaining amount due in cash funds over a period of time. Both are considered success fees, and as such are contingent consideration until the closing of the Share Exchange in September, 2010.

In August 2010, 30DC issued a private placement memorandum ("PPM") seeking to raise a maximum of $3,000,000 at a price of 26 cents per unit or 11,538,462 units if the $3,000,000 maximum is raised. Each unit consists of one share of Common Stock of Infinity, a warrant exercisable for 90 days from the date of issuance, to purchase one share of Common Stock of Infinity with an exercise price of 37 cents, and a warrant exercisable for five years from the date of issuance, to purchase one share of Common Stock of Infinity for 50 cents. 30DC received $501,590 between July 2009 and June 2010 under a prior PPM for which a closing did not occur and the funds were considered to be interest free loans pending closing. This amount is included as private placement subscriptions received in the liability section of the Balance Sheet. Pursuant to an agreement with the subscribers, the $501,590 became part of the August 2010 PPM. A first closing of the August 2010 PPM was held on September 22, 2010 consisting of the $501,590 received under the prior PPM and $162,500 in new investment funds, for total proceeds of $664,090 which represents 2,554,193 units consisting of 2,554,193 shares of common stock and 2,554,193 of each of the two warrants. Subsequent closings through March 2011 have resulted in $220,300 in new investment funds which represents an additional 847,317 units consisting of 847,317 shares of common stock and 847,317 of each of the two warrants. The August 2010 PPM was extended to March 15, 2011 and in place of the warrant exercisable for 90 days from the date of issuance, all subscribers to the PPM received a warrant exercisable through March 15, 2011 at an exercise price of 37 cents per warrant which has now expired with none of these warrants exercised. In February 2011, Theodore A. Greenberg, CFO of 30DC, agreed to accept 480,770 shares of the Company's restricted common stock as settlement of $125,000 owed to him by the Company.

Management has evaluated subsequent events to determine if events or transactions occurring through June 24, 2011, the date on which the financial statements were available to be issued, require potential adjustment to or disclosure in the Company's financial statements.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   30DC, INC.


                      By:      /s/Theodore A. Greenberg
                         --------------------------------------------------
                               Theodore A. Greenberg, Chief Financial Officer


                      Date:  June 24, 2011